Exhibit 10.1

INTEGRYS ENERGY GROUP, INC.

TRANSACTION RETENTION PLAN

1.         Purpose. The Plan has been established by the Company for the purpose of encouraging key employees to remain in the employ of the Company in connection with the transaction between the Company and Parent.

2.         Definitions.  For purposes of the Plan, the following terms have the meanings set forth below:

a.           “Affiliate” shall mean, with respect to the Company, any individual, firm, partnership, corporation, limited liability corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

b.           “Code” shall mean the Internal Revenue Code of 1986, including any amendments thereto or successor tax codes thereof.  Any reference to a particular provision of the Code includes any successor provision thereto.

c.           “Closing” shall mean the Closing as defined in the Merger Agreement.

d.           “Closing Date” shall mean the Closing Date as defined in the Merger Agreement.

e.           “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

f.            “Company” shall mean Integrys Energy Group, Inc.  Following the Closing, the Company shall mean Parent and its Affiliates, including the Company and its Affiliates.

g.           “Executive Management” shall mean (i) an executive officer of the Company as defined for purposes of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or (ii) any other employee of the Company or an Affiliate who is classified by the Company as a member of the executive management team.

h.           “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of June 22, 2014, between the Company and Parent.

i.            “Notice of Participation” shall mean a notice from the Company to a Participant indicating the Participant’s eligibility to participate in the Plan and the Retention Payment which the Participant is eligible to earn hereunder.

j.           “Parent” shall mean Wisconsin Energy Corporation, a Wisconsin corporation.

k.           “Participant” shall mean (i) an Executive Management employee who has been selected by the Committee to participate in the Plan as indicated by a Notice of Participation, or (ii) any other key employee who has been selected by the Chief Executive Officer of the Company to participate in the Plan as indicated by a Notice of Participation.

l.            “Plan” shall mean this Integrys Energy Group, Inc. Transaction Retention Plan.

m.          “Pre-Closing Retention Payment Date” shall mean the date specified in a Participant’s Notice of Participation.

n.           “Retention Payment” shall mean, with respect to each Participant, the amount set forth on such Participant’s Notice of Participation.

3.         Effective Date. The effective date of the Plan is June 22, 2014, the date as of which the Plan was adopted by the Company’s Board of Directors.  Unless the Plan terminates earlier under the final sentence of Section 5, the Plan shall terminate on the date on which the last Participant has received, or is no longer eligible for, a Retention Payment.

4.         Administration. The Committee shall have shall have discretionary authority and control to administer the Plan, including, without limitation, the discretionary authority and control:  (i) to interpret the Plan, (ii) to determine a Participant’s entitlement to a Retention Payment, (ii) to make all determinations deemed necessary or desirable for the administration of the Plan, and (iv) to make such expenditures and retain such advisors as deemed necessary to administer and effect the purposes of the Plan. Subject to any interpretations, determination or other directives of the Committee, the Chief Executive Officer of the Company may exercise any of the Committee’s authority and control with respect to Participants who are not Executive Management employees.  The determinations of the Committee (and the determinations of the Chief Executive Officer with respect to Participants who are not Executive Management employees) shall be binding on the Participant or any person claiming benefits through the Participant.

5.         Eligibility for and Timing of Retention Payment.  Except as otherwise provided in a Participant’s Notice of Participation, each Participant shall be paid all or a portion of the Retention Payment as follows:

a.           If the Closing occurs prior to the Pre-Closing Retention Payment Date and the Participant remains continuously employed by the Company or its Affiliates through the Closing, then 100% of such Participant’s Retention Payment shall be paid on or as soon as administratively practicable after the Closing Date.

b.           If the Closing does not occur prior to the Pre-Closing Retention Payment Date, then:

  i.           50% of the Participant’s Retention Payment shall be paid on or as soon as reasonably practicable after the Pre-Closing Retention Date if the Participant remains continuously employed by the Company or its Affiliates through the Pre-Closing Retention Payment Date; and

  ii.          50% of the Participant’s Retention Payment shall become payable on or as soon as reasonably practicable after the Closing Date if the Participant remains continuously employed by the Company or its Affiliates through the Closing Date.

If a Participant does not become entitled to payment of the Retention Payment under the terms of the preceding paragraphs of this Section 5, then the Participant shall not be entitled to any payment hereunder.  To the extent the Closing has not occurred, the Plan will automatically terminate, and no Participant shall be entitled to any further payment hereunder, on the date on which the Merger Agreement is terminated in accordance with its terms.

6.         Amount of Retention Payment. The maximum amount of aggregate Retention Payments payable under the Plan shall be $4 million.  Subject to such aggregate maximum, the amount of each Participant’s Retention Payment shall be determined as follows:

a.           For any Participant who is an Executive Management employee, the amount of the potential Retention Payment shall be determined by the Committee and set forth in the Participant’s Notice of Participation.

b.           For any Participant who is not an Executive Management employees, the amount of the potential Retention Payment shall be determined by the Chief Executive Officer of the Company (or his delegate) and set forth in the Participant’s Notice of Participation.

7.         Confidentiality.  A Retention Payment is payable only if the Participant agrees to keep the terms of the Participant’s potential Retention Payment strictly confidential.  In consideration of being eligible to participate in the Plan, the Participant must agree not to disclose any information concerning the Participant’s potential Retention Payment to other employees of the Company or its Affiliates, or to any Company customers or suppliers, or to any other third party, except the Participant’s spouse, attorney, financial advisor, accountant, or as may be required by law.  This confidentiality commitment on the Participant’s part is material to the Plan and will remain in full force and effect after any Retention Payment is made.

8.         Withholding; 409A. The Company and any of its Affiliates shall be entitled to withhold from amounts to be paid to any Participant hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.  The Plan is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A. The Plan is intended to provide short-term deferrals exempt from Code Section 409A and shall be interpreted and administered in a manner consistent with such intention.  All payments to which a Participant becomes entitled will be completed no later than two and one-half (2 ½) months following the close of the calendar year during which the Participant becomes entitled to the payment.

9.         Limitation on Benefits.

a.           If any portion of a Participant’s payments or benefits under the Plan, or under any other agreement with or plan of the Company or its Affiliates (in its aggregate, “Total Payments”), would constitute an “excess parachute payment” that is subject to the tax (the “Excise Tax”) imposed by Code Section 4999 of the Code, then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Code Section 4999; provided that the foregoing reduction in the amount of Total Payments shall not apply in the case of a Participant who has in effect an employment contract or is otherwise covered under a change in control severance plan providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code.

b.           The terms “excess parachute payment” and “parachute payments” shall have the meanings assigned to them in Code Section 280G, and such “parachute payments” shall be valued as provided therein.  Present value shall be calculated in accordance with Code Section 280G(d)(4).  Upon notice by the Company to a Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Code Section 280G, the Participant and the Company, at the Company’s expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company’s independent auditors and acceptable to the Participant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth:  (i) the amount of the base period income, (ii) the amount and present value of the Total Payments, and (iii) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section.   For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4) (or any successor provisions), which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant.  The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant.  If such opinion determines that there would be an excess parachute payment, the payments or benefits determined by such counsel to be includible in Total Payments shall be reduced or eliminated so that there will be no excess parachute payment.  Such reduction shall be achieved by reducing or eliminating payments or benefits in the manner that produces the highest economic value to the Participant; provided that in the event it is determined that the foregoing methodology for reduction would violate Code Section 409A, the reduction shall be made pro rata among the benefits and/or payments (on the basis of the relative present value of the parachute payments).  If such National Tax Counsel so requests in connection with the opinion required by this Section 9, the Participant and the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant.  If the provisions of Code Sections 280G and 4999 are repealed without succession, then this Section 9 shall be of no further force or effect.

10.       No Assignment.  Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferrable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant.

11.       Plan Not Contract of Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefits shall be construed as giving any Participant, or any person whomsoever, the right to be retained in the service of the Company or an Affiliate, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.

12.       Severability.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.       Successors and Assigns.  The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future, and any successor to the Company.

14.       Headings Not Part of Plan.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

15.       No Interest in Company or Affiliate Assets.  The Plan shall not be required to be funded unless such funding is directed by the Company’s Board of Directors.  Regardless of whether the Plan is funded, no Participant shall have any right to, or interest in, any assets of any Company which may be applied by the Company to the payment of benefits or other rights under this Plan, or to the assets of any Affiliate.

16.       Expenses and Interest.  If (i) a dispute arises with respect to the enforcement of the Participant’s rights under the Plan or (ii) any legal or arbitration proceeding shall be brought to enforce or interpret any provision contained herein or to recover damages for breach hereof, in either case so long as the Participant is not acting in bad faith, the Participant shall recover from the Company any reasonable attorneys’ fees and necessary costs and disbursements incurred as a result of such dispute, legal or arbitration proceeding (“Expenses”), and prejudgment interest on any money judgment or arbitration award obtained by the Participant calculated at the rate of interest announced by US Bank Milwaukee, National Association, Milwaukee, Wisconsin, or any successor thereto, from time to time as its prime or base lending rate from the date that payments to him or her should have been made under the Plan.  Within ten (10) days after the Participant’s written request therefore (but in no event later than the end of the calendar year following the calendar year in which such Expense is incurred), the Company shall reimburse the Participant, or such other person or entity as the Participant may designate in writing to the Company, the Participant’s reasonable Expenses.

17.       Amendment and Termination. Prior to the payment of all amounts that may become due under the Plan to a Participant, the Plan may not be amended or terminated in a manner adverse to the interests of such Participant without the prior written consent of the Participant.

18.       Illinois Law. The Plan shall be construed and enforced according to the laws of the State of Illinois, without reference to conflict of law principles thereof, to the extent not preempted by federal law or other applicable local law, which shall otherwise control.

19.       Additional Terms and Conditions. The following terms and conditions also apply to this Plan:

(a)          Any Retention Payment made in accordance with this Plan is in addition to (and shall not offset) any other compensation or benefits for which the Participant may be eligible by reason of his or her employment with the Company, including but not limited to payments made pursuant to any severance plan.

(b)          No verbal or written representations made by Company employees or others that are contrary or in addition to the terms set forth in the Plan shall be binding upon the Company or any Affiliate of the Company, or their respective shareholders, directors, officers, employees or agents.  As used in this Plan, the term “Company” also includes any successor in interest to the Company.

(c)          Any amounts paid hereunder shall not constitute compensation for purposes of any retirement plan or other plan, program, policy or contract covering the Company and its Affiliates and shall not entitle the Participant to a benefit under any plan, program, policy or contract which is greater than the benefit to which the Participant would have been entitled had such amounts not been paid.

INTEGRYS ENERGY GROUP, INC.

TRANSACTION RETENTION PLAN

NOTICE OF PARTICIPATION

[Insert Name of Participant]
[Insert Address]
[Insert City, State, Zip Code]

Dear [Insert Name of Participant]:

The purpose of this Notice of Participation (this “Notice”) is to inform you that you have been designated as being eligible to earn a Retention Payment under the Integrys Energy Group, Inc. Transaction Retention Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the Plan. The amount of your potential Retention Payment is $________.

To receive any of the Retention Payment, you must remain continuously employed by the Company or its Affiliates until ___________________(the “Pre-Closing Retention Payment Date”) or the Closing, as described in the Plan.

This Notice and the Retention Payment are subject in all respects to the terms and conditions of the Plan. If and to the extent that this Notice conflicts or is inconsistent with the terms and conditions of the Plan, the Plan shall govern and control. The Plan and this Notice contain the entire understanding between you and the Company with respect to the subject matter hereof, and supersede any and all prior agreements between you and the Company with respect thereto.

* * * * *

INTEGRYS ENERGY GROUP, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT

I hereby acknowledge that (i) I have received and reviewed a copy of the Plan, and (ii) this Notice and my participation in the Plan are subject in all respects to the terms and conditions of the Plan, including, without limitation, my obligation not to disclose the terms of my Plan participation to any employee of the Company or its Affiliates or to any other person, expect as specified permitted under the Plan.

Dated: ___________, 2014
Participant’s Signature